AXA Financial, Inc.
Reconciliation of AXA US Life & Savings Contribution to AXA Group IFRS Revenues
with Consolidated AXA Financial, Inc. Premiums under USGAAP
(in millions)

		Three months ended March 31,
		2008	2009

Contribution to IFRS Gross Revenues per AXA Press Release	in Euro

Gross Premiums		3,253	3,066
Other Revenues (A)		186	148
		3,439	3,214

Average exchange rate US$1.00 =		0.66700	0.76572

	in US$	5,157	4,197

Reconciling items:
Less: Other Revenues (A)		(280)	(193)
	Less: Deposits from Universal life and investment-type product policy fee income (B)	(4,366)	(3,517)
Less: Reinsurance ceded premiums (C)		(121)	(118)
Add: Others (D)		2	7
Total Reconciling items		(4,765)	(3,821)

Consolidated AXA Financial, Inc. US GAAP Premiums		392	376

(A)	Represents fees received from servicing and advisory business, and fees on the sales of Mutual Funds reported within Commissions, Fees & Other Income in the US GAAP Statement of Earnings
(B)	Reflected as an increase to Policyholder Account Balances in the US GAAP Balance Sheet
(C)	Reflected as a reduction to Premiums in the US GAAP Statement of Earnings
(D)	Represents Pension fee income and Reinsurance Assumed Premiums that are excluded from premiums for IFRS reporting